UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/28/2014

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2014, the Board of Directors of UMB Financial Corporation (the "Company") appointed Brian J. Walker as Chief Financial Officer and Chief Accounting Officer effective January 31, 2014. Mr. Walker is 42 years old and has served as the Company's Chief Accounting Officer since June 18, 2007. Mr. Walker currently receives an annual salary of $203,000 and participates in the Company's 2013 Short-Term Incentive Compensation Program at a target of 25% of his annual salary and in the Company's Long-Term Incentive Compensation Programs at 20% of his annual salary. Mr. Walker's compensation will be evaluated as a part of the annual review of Executive Officers salaries by the Compensation Committee of the Board of Directors in February, 2014.

On January 28, 2014, the Company's immediate past Chief Financial Officer, Michael D. Hagedorn, was appointed as the President and Chief Executive Officer of the Company's subsidiary, UMB Bank, N.A., effective January 31, 2014 and will also retain his title as Vice Chairman of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: January 31, 2014	By:	/s/ Brian J. Walker
Brian J. Walker
Chief Financial Officer and Chief Accounting Officer